  Exhibit 10.1

ACCOUNT PURCHASE AGREEMENT

THIS ACCOUNT PURCHASE AGREEMENT (such Account Purchase Agreement, together with the Schedules, Riders and Exhibits hereto, as the same may be amended and renewed from time to time, this “Agreement”) by and among COMMAND CENTER, INC., a Washington corporation having its chief executive office at 3609 S. Wadsworth Blvd., Suite 250, Lakewood, CO 80235 (the “Client”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“WFB”) is dated as of the Effective Date. Except as set forth in Section 12.1 below, all capitalized terms used in this Agreement are defined in Rider A annexed hereto.

Client has advised WFB that Client desires to offer to sell and assign to WFB certain of Client’s Accounts that satisfy the requirements of Acceptable Accounts hereunder. WFB may, in its sole discretion, purchase certain Acceptable Accounts offered for sale and assignment, and all such purchases shall be with full recourse to Client. This Agreement, including the Schedules, Riders and Exhibits annexed hereto, memorializes the terms and conditions under which WFB shall purchase such Acceptable Accounts from Client.

In consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Client and WFB hereby agree as follows:

ARTICLE 1
PURCHASE AND PRICING TERMS

Section 1.1                                 Purchase and Assignment of Accounts

1.1.1 Purchase and Assignment. Client hereby agrees to assign and sell, and does hereby assign and sell, to WFB, as absolute owner, and WFB hereby agrees to purchase, and does hereby purchase, certain Acceptable Accounts of Client selected by WFB for purchase hereunder, without further act or instrument. All purchases of Acceptable Accounts shall be with full recourse to Client. Concurrently with the purchase of each Acceptable Account by WFB, Client shall deliver to WFB an assignment schedule for such Acceptable Account, together with copies of the assigned invoices (or equivalent thereof if Client delivered such invoice to its Customer electronically) and any other information or documentation as requested by WFB in connection with such Acceptable Account.

Section 1.2                                 Payment of Purchase Price. As consideration for the assignment and sale of an Acceptable Account to WFB, WFB shall pay to Client the Purchase Price for such Acceptable Account on the date of purchase thereof. WFB may withhold from the payment of any Purchase Price such Reserves as WFB has established from time to time, in its sole discretion. WFB shall remit to Client payment for an Acceptable Account by crediting the Client Ledger Account.

Section 1.3                                 Commercial Disputes; Repurchase of Accounts

1.3.1 WFB may settle any Commercial Dispute with any Customer; it being acknowledged, that, WFB’s general policy is, absent the occurrence of a Default or an Event of Default, to permit Client to settle any such Commercial Dispute. Such settlement does not relieve Client of any Obligation (including the obligation to pay the Repurchase Price) under this Agreement with respect to the Acceptable Account that is subject to the Commercial Dispute.

1.3.2 Upon the occurrence of a Commercial Dispute with respect to an Acceptable Account, Client shall immediately repurchase such Acceptable Account from WFB by remitting payment of the Repurchase Price to WFB. Regardless of whether there is a Commercial Dispute, in the event that an Acceptable Account is unpaid on the Maximum Terms Date, Client shall immediately repurchase such Account by remitting the Repurchase Price to WFB.

1.3.3 In addition to and not in limitation of Section 1.3.2, upon WFB’s demand, Client shall immediately repurchase an Acceptable Account and remit the Repurchase Price to WFB in accordance with this Agreement if (a) Client fails to timely deliver to WFB an assignment schedule for such Acceptable Account, together with copies of the assigned invoices (or equivalent thereof if Client delivered such invoice to its Customer electronically), the Ancillary Documents and such other information or documentation as requested by WFB in connection with such Account; (b) any representation or warranty made by Client hereunder with respect to such Acceptable Account is untrue, incorrect or misleading in any respect at any time; (c) any covenant or agreement made by Client hereunder with respect to such Acceptable Account is breached; (d) Client is required to repurchase such Acceptable Account under any term or provision of this Agreement; or (e) this Agreement is terminated by Client.

1.3.4 If at any time the aggregate Purchase Price of Accounts for which a Settlement Date has not occurred, plus the aggregate face amount of all outstanding letters of credit under the LC Supplement, exceeds the Maximum Facility Amount, Client shall promptly repay the excess to WFB, the amount of which repayment may be charged by WFB to the Client Ledger Account.

 ARTICLE 2
ADMINISTRATION

Section 2.1                                 Client Ledger Account

2.1.1 WFB shall record in the Client Ledger Account all debits, credits and other entries for all transactions between Client and WFB hereunder or under any Other Agreement, including, without limitation, all purchases of Acceptable Accounts, payments of the Purchase Price of each Acceptable Account purchased hereunder, collections of Accounts, Reserves, and charges for all other Obligations, including, without limitation, amounts due for any Repurchase Price, accrued interest, discount, fees, costs and expenses.

2.1.2 Absent the occurrence of an Event of Default, WFB shall make available to Client an internet accessible website which will permit Client to view all debits, credits and other entries made by WFB to the Client Ledger Account during specific periods.

2.1.3 Client agrees to log on to the internet accessible website provided by WFB no less frequently than monthly, and Client shall review all transactions posted to the Client Ledger Account through the last day of each month. All postings to the Client Ledger Account for each month shall be subject to subsequent adjustment by WFB but shall, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between Client and WFB unless, within 60 days after the last day of any month, Client shall deliver to WFB written objection to the postings for such month describing the error or errors contained in any such statement.

2.1.4 Client hereby unconditionally promises to pay to WFB all Obligations, as and when due, without deduction or setoff, regardless of any defense or counterclaim, in accordance with this Agreement. Client hereby irrevocably authorizes WFB, from time to time and without prior notice to Client, to charge all Obligations, including, without limitation, the amount of any Repurchase Price, all interest, discount, costs, fees, expenses and other charges payable by Client hereunder or under any of the Other Agreements, to the Client Ledger Account maintained by WFB.

Section 2.2                                 Payments and Remittances

2.2.1 All checks, remittances, other items of payment and other Proceeds of Collateral shall be property of WFB. If any checks, remittances, other items of payment or other Proceeds of Collateral are received by Client, Client shall hold the same in trust for the benefit of WFB and will immediately deliver to WFB all such checks, remittances, other items of payment and other Proceeds of Collateral in the same form as received by Client. Without limiting WFB’s other rights and remedies, Client shall pay a misdirected payment fee to WFB in the amount of fifteen percent (15%) of the amount of any check, remittance, other item of payment or other Proceeds of Collateral which has been received by Client and not delivered to WFB on the next Business Day following receipt by Client as required by the preceding sentence.

2.2.2 If WFB is required to repay, refund or otherwise disgorge any payment received by WFB for an Account, Client hereby indemnifies, saves and holds WFB harmless with respect to such payment and the amount of the repayment by WFB shall be part of the Obligations, notwithstanding any termination of this Agreement, and such amount may be charged by WFB to the Client Ledger Account.

2.2.3 In the event Client at any time receives a payment from WFB with respect to any Account to which Client has no rights, repayment of such payment shall be part of the Obligations whether or not this Agreement has been terminated, and may be charged by WFB to the Client Ledger Account.

2.2.4 If WFB receives a duplicate payment with respect to an Account or other payment which is not identified as applicable to an outstanding Account, WFB will account for such payment as an open item and, in WFB’s discretion, WFB may return any duplicate or unidentified payment to the Customer or apply such unidentified payment pursuant to the terms hereof upon proper identification and documentation acceptable to WFB.

Section 2.3                                 Settlement Date. WFB will credit the Client Ledger Account in the amount of the Proceeds of any Account, less the Purchase Price of such Account, on the Settlement Date for such Account. Provided there is no Event of Default or Default hereunder, at Client’s written request, subject to WFB’s right to withhold Reserves, any credit balance in the Client Ledger Account shall be released to the Client. Upon the occurrence of an Event of Default or a Default, WFB may hold any credit balance in the Client Ledger Account as a Reserve or as additional Collateral for the Obligations. Should the Client Ledger Account at any time have a deficit balance, Client shall immediately pay to WFB the amount of such deficit plus accrued interest thereon at the Deficit Rate.

ARTICLE 3
INTEREST, FEES AND EXPENSES

Section 3.1                                 Interest. All Obligations (including Repurchase Obligations) hereunder shall bear interest at the lesser of the Contract Rate or the Maximum Rate; except, that, (a) at any time that a Client Ledger Account Deficit exists, such Client Ledger Account Deficit shall bear interest at the lesser of the Deficit Rate or the Maximum Rate and (b) from and after the occurrence of an Event of Default, and at all times during its continuance, all Obligations hereunder shall bear interest at the lesser of the Default Rate or the Maximum Rate. Interest hereunder shall be accrued daily and shall be due and charged to the Client Ledger Account monthly. All interest due and payable hereunder by Client shall be calculated on the basis of a 360 day year, for actual days elapsed. The Contract Rate shall be automatically and immediately increased or decreased, as the case may be, as Daily One Month LIBOR is increased or decreased and to the extent thereof.

Section 3.2                                 Fees. Client agrees to timely pay all fees set forth on Schedule 1 annexed hereto, all of which fees shall be fully earned and payable when due, may be charged by WFB to the Client Ledger Account and shall not be subject to refund, rebate or proration for any reason whatsoever.

Section 3.3                                 Reimbursement of Costs, Fees and Expenses Incurred by WFB. Client shall pay to WFB all costs, fees and expenses, including attorneys’ and other professional’s costs, fees and expenses, incurred by WFB in connection with: (a) the preparation, execution, delivery, administration and enforcement of this Agreement and all Other Agreements; (b) any waiver, amendment, supplement, consent or modification hereof or with respect to any of the Other Agreements; and (c) the filing or perfecting of any security interest in any Collateral. Client shall also reimburse WFB for all costs, fees and expenses incurred by WFB, including attorneys’ costs, fees and expenses, in connection with: (i) obtaining or enforcing payment or performance of any Obligation; (ii) the prosecution or defense of any action or proceeding concerning any matter arising out of or connected with this Agreement, any Other Agreement or any of the Collateral; (iii) any action or effort to inspect, examine, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, including all Field Examination Fees; and (iv) the employment of services of one or more individuals to perform financial audits, business valuations or quality of earnings analyses of Client, or to appraise or re-appraise the Collateral or any portion thereof. In addition to the foregoing, Client shall pay to WFB WFB’s standard and customary fees relating to bank services, wire transfers, special or additional reports, remittance expenses (including, without limitation, incoming wire charges, currency conversion fees and stop payment fees), and other services at such rates as shall be charged by WFB to its Clients from time to time. All such costs, fees and expenses, together with all filing, recording and search fees and taxes payable by Client to WFB, shall be payable on demand and may be charged by WFB to the Client Ledger Account.

Section 3.4                                 Nature of Charges . The Purchase Price Rate, any and all other discounts, and any and all fees, commissions or other charges payable hereunder constitute consideration for WFB's services provided hereunder in connection with making credit investigations, supervising the ledgering of accounts purchased, supervising the collection of the accounts purchased, assuming certain risks and other services provided by WFB hereunder. Nothing contained herein shall be construed to require the payment of interest for the use, forbearance, or detention of money (except with respect to the interest that may be charged by WFB under Section 3.1); however, should a court of competent jurisdiction rule that any part of WFB’s Purchase Price Rate, other discounts, fees, account purchase commissions or any other charges hereunder are in fact or in law to be treated as interest on funds advanced, in no event shall Client be obligated to pay that interest at a rate in excess of the maximum amount permitted by applicable law. Client and WFB acknowledge that, for purposes of Section 306 of the Texas Finance Code, the sale of Acceptable Accounts by Client to WFB pursuant to this Agreement constitutes a purchase and sale transaction and not a transaction for the use, forbearance or detention of money.

Section 3.5                                 Maximum Rate

(a) No provision of this Agreement or of any Other Agreements shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in this Agreement or any Other Agreement or otherwise in connection with this Agreement, the provisions of this Section shall govern and prevail and neither Client nor the sureties, guarantors, successors, or assigns of Client shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums owed pursuant hereto. In the event WFB ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations of Client hereunder; and, if the principal of such Obligations has been paid in full, any remaining excess shall forthwith be paid to Client. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Client and WFB shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of this Agreement so that interest for the entire term does not exceed the Maximum Rate.

(b) If at any time the rate of interest applicable to the Obligations of Client hereunder, together with any other fees and other amounts payable pursuant to this Agreement and the Other Agreements and deemed interest under applicable law, exceeds that amount that would have accrued at the Maximum Rate, then the amount of interest and any such fees and other amounts to accrue to WFB pursuant to this Agreement and the Other Agreements shall be limited, notwithstanding anything to the contrary in this Agreement or any Other Agreement, to that amount that would have accrued at the Maximum Rate, but to the extent permitted by applicable law, any subsequent reductions, as applicable, shall not reduce the interest to accrue to WFB pursuant to this Agreement and the Other Agreements below the Maximum Rate until the total amount of interest accrued pursuant to this Agreement and the Other Agreements and such fees and other amounts deemed to be interest equals the amount of interest, fees and other amounts that would have accrued to WFB but for the effect of this Section 3.5.

ARTICLE 4
SECURITY INTERESTS

Section 4.1                                 Grant of Security Interest . As security for the Obligations, Client hereby grants to WFB, for itself and its affiliates, a continuing security interest in and first priority Lien upon all of the Collateral, subject only to such Liens of other Persons that are party to an intercreditor agreement with WFB, or to which WFB has otherwise consented in writing, in any such case, all in form and content satisfactory to WFB.

Section 4.2                                 Perfection . Subject to the Liens described in Section 4.1, Client shall take all actions requested by WFB from time to time to cause the attachment, perfection and first priority of, and WFB’s ability to enforce, WFB’s security interest in any and all of the Collateral. Client irrevocably and unconditionally authorizes WFB (or WFB’s agent) to complete and file, and Client ratifies such filing, at any time and from time to time, such financing statements with respect to the Collateral naming WFB as the secured party and Client as debtor, as WFB may require, together with all amendments and continuations with respect thereto.

 ARTICLE 5
CLIENT REPRESENTATIONS AND WARRANTIES

Client hereby makes all of the representations and warranties set forth on Rider B annexed hereto.

ARTICLE 6
AFFIRMATIVE COVENANTS

Until the Obligations are repaid in full and this Agreement has been terminated, Client agrees as follows:

Section 6.1                                 Recordkeeping, Rights of Inspection, Audit, Etc.

(a) Client shall maintain a standard system of accounting in accordance with GAAP, and proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to Client’s properties, business and activities, including without limitation, immediately upon the sale of each Acceptable Account to WFB.

(b) (i) Prior to the occurrence of a Default or an Event of Default, upon reasonable notice and during Client’s normal business hours, and (ii) after the occurrence of a Default or an Event of Default, immediately upon WFB’s demand, Client shall permit authorized representatives of WFB to perform field examinations, to visit and inspect the properties of Client, to review, audit, check and inspect the Collateral, to review, audit, check and inspect Client’s books or records and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of Client, with the officers, directors, employees and other representatives of Client and its accountants.

(c) At any time prior to Client’s payment and satisfaction in full of the Obligations and termination of this Agreement, Client hereby irrevocably authorizes and directs all accountants and auditors employed by Client to execute and deliver to WFB copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of Client in the accountant’s or auditor’s possession, and to disclose to WFB any information they may have concerning the financial status and business operations of Client.

Section 6.2                                 Notation of Assignment and Remittance Information.

(a) Client agrees that WFB may, and Client irrevocably authorizes WFB to at any time, notify Customers of the assignment to WFB of the Accounts, including pursuant to a Notice of Assignment of Accounts. Without limiting the foregoing, Client shall make the notation described below on each original invoice (or the electronic equivalent of an invoice) or other such documentation accepted by WFB for each Account. Client shall promptly advise WFB if, for any reason, Client is unable to place the notation required pursuant to this clause (a) on any invoice and WFB, in its sole discretion, will consider waiving such requirement. The notation shall one of the following:

This invoice is payable to:

Command Center, Inc.
PO Box 932685
Atlanta, GA 31193-2685

This invoice is payable to:

Command Center, Inc.
PO Box 79081
City of Industry, CA 91716-9081

This invoice is payable to:

Command Center, Inc.
PO Box 951753
Dallas, TX 75395-1753

In addition, Client shall cause all payments by wire transfer or ACH to be directed as follows:

Wells Fargo Bank, N.A.
San Francisco, CA
ABA# 121000248
Beneficiary: Wells Fargo Business Credit
Acct #2000045334645
Reference: Command Center, Inc.

(b) Notwithstanding the placement or non-placement of any such notation on invoices or other documentation, Client shall cause all payments of Accounts to be remitted, and shall take all necessary actions to ensure that all Customers remit payment of Accounts, to the address or bank account, as applicable, set forth Section 6.2(a) above or as otherwise directed by WFB.

Section 6.3                                 Financial Information. Client shall cause to be prepared and shall timely deliver to WFB, in each case certified by Client’s President, Chief Financial Officer or other authorized officer at Client acceptable to WFB, and in form and content satisfactory to WFB, all financial statements and other financial information set forth on Schedule 2 annexed hereto.

Section 6.4                                 Insurance. At Client’s expense, Client shall (a) maintain insurance of types and amounts as is customary and adequate for businesses similar to that of Client’s, and with carriers acceptable to WFB, in its sole discretion and (b) cause WFB to be named as an additional insured on all liability insurance policies of Client and, at WFB’s request, as a lender’s loss payee on all property insurance policies of Client, and deliver to WFB such endorsements and certificates of insurance as WFB may request with respect Client’s insurance policies.

Section 6.5                                 Notification of Events of Default and Material Disputes. Client shall promptly notify WFB upon obtaining knowledge of the occurrence of:

(a) any Event of Default or Default;

(b) any material dispute (including, without limitation, any Commercial Dispute) between a Customer and Client or WFB or the return by or repossession of Goods from any Customer;

(c) the assertion, filing, recording or perfection by any means of any Lien against any of the Collateral, other than in favor of WFB;

(d) the commencement of any legal proceeding or service of any legal document affecting any Obligor or the Collateral; and

(e) the commencement of an Insolvency Proceeding with respect to any Customer.

Section 6.6                                 Maintenance of Collateral. Client shall maintain the Collateral in good working order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral that may materially impair the value thereof.

Section 6.7                                 Taxes. Client shall pay and discharge all federal, state and local taxes when due.

Section 6.8                                 USA PATRIOT Act, Etc. Client will (a) ensure, and cause each subsidiary to ensure, that no equity owner shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control, the Department of the Treasury or included in any Executive Orders of the President of the United States, (b) not use or permit the use of the proceeds of any Acceptable Account purchased hereunder or any other financial accommodation from WFB to violate any of the foreign asset control regulations of the Office of Foreign Assets Control or other applicable law, rule or regulation, (c) comply, and cause each subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended from time to time, and (d) otherwise comply with the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) as required by federal law and WFB’s policies and practices.

Section 6.9                                 Communications with Customers. Client irrevocably authorizes WFB (in WFB’s name or in the name of a nominee of WFB) to communicate with any Customer obligated on an Account to disclose WFB’s interest in such Account, to verify the balance of such Account, to confirm Client’s sale of goods or rendition of services to such Customer, to settle Commercial Disputes, and for all such other purposes arising in connection with the Account.

Section 6.10                                 Financial Covenant. The Client shall maintain positive Adjusted Liquidity, measured quarterly as of the last day of each quarter.

 ARTICLE 7
NEGATIVE COVENANTS

Until the Obligations are repaid in full and this Agreement has been terminated, Client agrees as follows:

Section 7.1                                 Negative Covenants. Client shall not:

7.1.1 Without giving WFB at least thirty (30) days prior written notice:

(a) change Client’s legal name or conduct business under a fictitious, assumed or “d/b/a” name;

(b) change Client’s organizational identification number (or acquire an organizational number if Client does not have one as of the Effective Date);

(c) change Client’s type of organization;

(d) change Client’s jurisdiction of organization;

(e) change Client’s chief executive office, mailing address or any location of Collateral;

(f) change Client’s Accountants; or

(g) change Client’s chief executive officer, chief financial officer or chief operating officer, or any officer of similar title and authority.

7.1.2 At any time:

(a) interfere with any of WFB’s rights under this Agreement or the Other Agreements;

(b) be a party to a merger or consolidation unless Client shall be the surviving entity of such merger or consolidation; or acquire all or substantially all of the assets of any Person;

(c) grant or permit to exist any Lien or otherwise transfer any other interest in any of the Collateral (other than the sale of Inventory in the ordinary course of Client’s business and the Liens described in Section 4.1) to any Person other than WFB, without WFB’s prior written consent;

(d) permit to exist or remain outstanding any loans or advances to Client from any officer, director or shareholder of Client or any subsidiary, related entity or affiliate of Client, except to the extent any such loans or advances are subordinate to the Obligations pursuant to a duly executed subordination agreement containing terms and conditions acceptable to WFB;

(e) make any payment in respect of the indebtedness described in clause (d) above unless either (i) WFB has consented in writing to the same, or (ii) such payment is permitted pursuant to any applicable subordination agreement, in form and substance acceptable to WFB and duly executed by the holders of such indebtedness;

(f) make any loans, advances, or intercompany transfers between Client and any subsidiary, related entity or affiliate of Client, or with any company that has common shareholders, officers or directors with Client, unless either (i) WFB has consented in writing to the same, or (ii) such transactions are in the ordinary course of business, upon the same terms and conditions as are applicable to ordinary course of business transactions with unaffiliated parties;

(g) permit the aggregate face amount of all outstanding letters of credit under the LC Supplement to exceed the LC Sublimit; or

(h) permit the aggregate Purchase Price for all Acceptable Accounts for which a Settlement Date has not occurred, plus the aggregate face amount of all outstanding letters of credit under the LC Supplement, to exceed the Maximum Facility Amount.

ARTICLE 8
TERM

Section 8.1                                 Termination and Autorenewal. This Agreement shall remain in full force and effect until terminated as follows:

8.1.1 Client may terminate this Agreement at any time upon thirty (30) days prior written notice to WFB.

8.1.2 WFB may terminate this Agreement at any time upon thirty (30) days prior written notice; and

8.1.3 WFB may terminate this Agreement without notice at any time after the occurrence of an Event of Default, after giving effect to any applicable grace or cure period.

8.1.4 Unless Client shall have delivered to WFB, or WFB shall have delivered to Client, written notice of its intention to terminate this Agreement at least 60 days prior to and effective as of the end of the then current Term, or this Agreement shall be sooner terminated in accordance with the terms hereof, this Agreement shall automatically renew for successive Renewal Terms;

Immediately upon termination, all Obligations, including, without limitation, any accrued but unpaid fees for the balance of the Term, shall become immediately due and payable in full without further notice or demand. Without limiting the foregoing, all of WFB’s Liens in and to all Collateral shall remain in full force and effect until such time that all the Obligations have been indefeasibly paid and satisfied in full, as determined by WFB in its sole discretion.

Section 8.2                                 Repurchase of Acceptable Account

(a) Immediately upon termination of this Agreement, including at the end of the Term if not renewed, or after the occurrence of an Event of Default, Client shall repurchase any and all Acceptable Accounts purchased by WFB hereunder, whether or not subject to a Commercial Dispute, as may be requested by WFB, and WFB may charge the Repurchase Price therefor to the Client Ledger Account, together with all other Obligations.

(b) Without limiting WFB’s rights and Client’s obligations under Clause 8.2(a) above, if WFB notifies Client that WFB is unable to verify the balance of any Acceptable Account or if WFB determines, in its sole discretion, that any Account ceases to satisfy the criteria for Acceptable Accounts hereunder, Client shall repurchase such Acceptable Account and WFB may charge the Repurchase Price therefor to the Client Ledger Account.

ARTICLE 9
INDEMNITIES

Section 9.1                                 Indemnification

. Client hereby indemnifies and holds each Indemnified Person harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of every kind and nature (including attorneys’ costs, fees and expenses) which may be instituted or asserted against or incurred by any such Indemnified Person with respect to the execution, delivery, enforcement, performance or administration of, or in any other way arising out of or relating to, this Agreement or any Other Agreement, and any actions or inactions with respect to any of the foregoing, except to the extent that any such indemnified liability is determined pursuant to a final, non-appealable order issued by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON. No Indemnified Person shall be responsible or liable to Client or to any other party for indirect, punitive, special, exemplary or consequential damages which may be alleged as a result of the purchase of any Acceptable Account or other financial accommodation having been extended, denied, delayed, conditioned, suspended or terminated under this Agreement or any Other Agreement or as a result of any other event or transaction contemplated hereunder or thereunder.

Section 9.2                                 Taxes

(a) If any tax or fee by any Governmental Authority (other than income and franchise taxes owing by WFB) is or may be imposed on or as a result of any transaction between Client and WFB, or with respect to sales or the goods affected by such sales, which WFB is or may be required to withhold or pay, Client acknowledges sole responsibility for such fee or tax and agrees to indemnify and hold WFB harmless in respect of such taxes. Client will pay to WFB, upon WFB’s demand, the amount of any such taxes, which shall be charged to the Client Ledger Account by WFB.

(b) Client agrees to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any Other Agreement.

Section 9.3                                 No Liability.                                 WFB shall not be liable to Client or any other Person or in any manner for declining, withholding or terminating the designation of any Account as an Acceptable Account. If WFB declines, withholds or terminates the designation of an Account as an Acceptable Account and provides Client with any information regarding the Customer obligated on such Account, Client agrees to hold such information as confidential, and Client agrees not to disclose such information to the Customer or any other Person.

ARTICLE 10

ARTICLE 9
DEFAULT

Section 10.1                                 Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder: (a) Client shall fail to pay any of the Obligations when due; (b) any statement, representation or warranty made by any Obligor orally or in writing under or in connection with this Agreement or any Other Agreement to which such Obligor is a party, or in connection with the transactions contemplated hereby or thereby, shall be untrue, incorrect or misleading when made or during the period covered thereby; (c) any Obligor commits any breach or default in the performance of any covenant or other agreement in this Agreement or any Other Agreement to which such Obligor is a party which breach or default is not cured within any applicable cure period or, if no cure period is provided, within five (5) days of such Obligor’s receipt of notice or knowledge thereof; provided that such five (5) day period shall not apply in the case of (i) any breach or default of Section 6.3 or Section 6.10 of this Agreement, (ii) any breach or default of any such covenant which is not capable of being cured at all or within such five (5) day period or which has been the subject of a prior failure two (2) or more times during the term of this Agreement, (iii) an intentional breach by any Obligor of any such covenant or agreement, or (iv) the occurrence of any event described in any other clause of this Section 10.1, (d) any Obligor suspends or ceases operation of all or a material portion or line of such Obligor’s business; (e) any breach or default by an Obligor occurs under any document, instrument or agreement to which it is a party or by which such Obligor or any of its properties are bound, if the maturity of or any payment with respect to such indebtedness may be accelerated or demanded due to such breach or default; (f) there shall be issued or filed against any Obligor any attachment, injunction, order, writ, or judgment affecting Client or the Collateral; (g) an Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; (h) an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to run its business; (i) any material portion of Collateral or other property of an Obligor is taken or impaired through condemnation; (j) an Obligor or any of its senior management is or at any time has been criminally indicted or convicted for a felony offense under any state or federal law; (k) the results of any background investigation or report conducted by WFB with respect to any of Client’s senior management or financial personnel fail to be satisfactory to WFB, in WFB’s sole discretion; (l) any Obligor becomes insolvent, becomes unable to pay its debts as they mature, makes an assignment for the benefit of creditors, or if a receiver is appointed for any of the Collateral, or if a petition under any provision of Title 11 of the United States Code, as amended or modified from time to time, is filed by or against any Obligor; (m) any Obligor that is a natural person shall die or be declared incompetent, any Person that is a partner in a partnership or a member in a limited liability company that is an Obligor shall die (if such Person is a natural person) or withdraw from such partnership or limited liability company, or any Obligor that is a corporation or a limited liability company shall dissolve or merge or be consolidated with any other Person; (n) any Obligor or Validity Guarantor shall challenge the validity, enforceability or effectiveness of, terminate, seek or purport to seek termination of such Payment Obligor’s Payment Guaranty or such Validity Guarantor’s Validity Guaranty, as the case may be; (o) any Validity Guarantor shall die or be declared incompetent unless, within 30 days of the date of such death or declaration of incompetence, a substitute Person, acceptable to WFB in its discretion, executes a Validity Guarantor in favor of WFB; or (p) the occurrence of a Change of Control.

ARTICLE 11
REMEDIES

Section 11.1                                 Remedies. Upon the occurrence of any Event of Default, WFB shall have all the rights and remedies of a secured party under the UCC and other applicable laws with respect to all Collateral, such rights and remedies being in addition to all of WFB’s other rights and remedies provided for herein, and all of which rights and remedies may be exercised without notice to, or consent by, Client except as such notice or consent is expressly provided for hereunder. Notwithstanding anything to the contrary herein, upon the occurrence of an Event of Default described in Section 10.1(l) concerning Client, all Obligations shall be accelerated, and shall be immediately due and payable, without notice or demand of any kind, all of which is hereby waived by Client. WFB may for any reason apply for the appointment of a receiver, ex parte without notice, of the Collateral (to which appointment Client hereby consents) without the necessity of posting a bond or other form of security (which Client hereby waives). WFB may sell or cause to be sold any or all of such Collateral, in one or more sales or parcels, at such prices and upon such terms as WFB shall elect, for cash or on credit or for future delivery, without assumption of any credit risk, and at a public or private sale as WFB may deem appropriate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, WFB will give Client reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. At any such sale, WFB may disclaim warranties of title, possession, quiet enjoyment, merchantability and the like and any such disclaimer shall not affect the commercial reasonableness of the sale. The requirements of reasonable notice shall be met if any such notice is mailed, postage prepaid, to Client’s address set forth on the signature page hereto, at least seven (7) days before the time of the sale or disposition thereof. WFB may invoice any such sale in WFB’s name or in Client’s name, as WFB may elect, as the seller, and in such latter event such invoice shall be marked payable to WFB as provided in Section 6.2 of this Agreement. WFB may be the purchaser at any such public sale and thereafter hold the property so sold at public sale, absolutely, free from any claim or right of any kind, including any equity of redemption. The proceeds of sale shall be applied first to all costs and expenses of, and incident to, such sale, (including attorneys’ costs, fees and expenses), and then to the payment (in such order as WFB may elect in its sole discretion) of all other Obligations. After application of the proceeds of any Collateral to the Obligations, Client shall remain liable for any deficiency.

ARTICLE 12
MISCELLANEOUS PROVISIONS

Section 12.1                                 UCC Terms. When used herein, unless otherwise indicated herein, the terms “Account”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds”, “Record” and “Supporting Obligation” shall have their respective meanings set forth in the UCC.

Section 12.2                                 Purpose. The purpose of this Agreement is commercial in nature and not for household, family and/or personal use.

Section 12.3                                 Power of Attorney. In order to carry out this Agreement, Client irrevocably appoints WFB, or any Person designated by WFB, as its special attorney in fact, or agent, with power to:

(a) receive, open, read and thereafter forward to Client (if appropriate) all mail addressed to Client (including any trade name of Client) sent to WFB’s address. Any payments received shall be processed in accordance with this Agreement;

(b) endorse the name of Client or Client’s trade name on any checks or other items of payment that may come into the possession of WFB with respect to any Account and on any other documents relating to any of the Accounts or to Collateral;

(c) in Client’s name, or otherwise, demand, sue for, settle, collect and give releases for any and all moneys due or to become due on any Account;

(d) initiate electronic debit or credit entries through any ACH system to the Client account or any other deposit account maintained by Client wherever located;

(e) access, interface and execute transactions in connection with Acceptable Accounts in the name of Client or Client’s trade name through any on-line or web-based exchange used or otherwise available to Client;

(f) sign the name of Client on any notices to Customers of the assignment to WFB of the Accounts, including on any Notice of Assignment of Accounts, to the extent such notices are permitted hereunder.

(g) do any and all things necessary and proper to carry out this Agreement.

This power, being coupled with an interest, is irrevocable while this Agreement remains in effect or any of the Obligations remain outstanding. WFB, as attorney-in-fact, shall not be liable for any errors of judgment or mistake of fact.

Section 12.4                                 Successors and Assigns. This Agreement binds and is for the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto, except that Client shall not have the right to assign its rights hereunder or any interest herein without WFB’s prior written consent.

Section 12.5                                 Cumulative Rights. The rights, powers and remedies provided in this Agreement and in the Other Agreements are cumulative, may be exercised concurrently, or separately, may be exercised from time to time and in such order as WFB shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, the rights, powers, and remedies provided by existing or future applicable laws. WFB’s failure or delay to exercise or enforce, in whole or in part, any right, power or remedy under this Agreement or any Other Agreement, shall not constitute a waiver thereof, nor preclude any other or further exercise thereof.

Section 12.6                                 Waiver. WFB shall not waive any of its rights and remedies unless the waiver thereof is in writing and signed by WFB. A waiver by WFB of a right or remedy under this Agreement on one occasion shall not constitute a waiver of the right or remedy on any subsequent occasion.

Section 12.7                                 Amendment. Except as otherwise provided herein, this Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by WFB and Client.

Section 12.8                                 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the Applicable State, without giving effect to the principles of conflicts of laws.

Section 12.9                                 Severability of Provisions. In the event any provision of this Agreement (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had not been contained in this Agreement, but only to the extent it is invalid, illegal or unenforceable.

Section 12.10                                 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has been terminated in accordance with its terms and all Obligations have been indefeasibly paid and satisfied in full. The obligation of Client in Article 9 to indemnify WFB shall survive until the statute of limitations with respect to any such claim or cause of action described in Article 9 shall have expired.

Section 12.11                                 Entire Agreement. This Agreement, together with the Other Agreements, is intended by WFB and Client to be a complete, exclusive and final expression of the agreements contained herein. Neither WFB nor Client shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement or the Other Agreements but shall look solely to this Agreement and the Other Agreements for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement and the Other Agreements. THIS AGREEMENT AND THE OTHER AGREEMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 12.12                                 Data Transmission. WFB assumes no responsibility for privacy or security risks as a result of the method of data transmission selected by Client. WFB only assumes responsibility for data transmitted from Client once the data is received within Wells Fargo Bank, National Association’s internal network. WFB assumes no responsibility for privacy or security for data transmitted from WFB to Client once the data is dispensed from Wells Fargo Bank, National Association’s internal network.

Section 12.13                                 Information. Without limiting WFB?s right to share information regarding Client and its affiliates with WFB?s agents, accountants, lawyers and other advisors, Client agrees that Wells Fargo & Co., and all direct and indirect subsidiaries of Wells Fargo & Co., may, among themselves, discuss or otherwise utilize any and all information they may have in their possession regarding any Obligor, and Client, for itself and each Payment Guarantor, waives any right of confidentiality Client or any such Payment Guarantor may have with respect to such exchange of such information.

Section 12.14                                 Notice. Unless otherwise specified herein, all notices pursuant to this Agreement shall be in writing and sent either (a) by hand, (b) by certified mail, return receipt requested, or (c) by recognized overnight courier service, to the other party at the address set forth herein, or to such other addresses as a party may from time to time furnish to the other party by notice. Any notice hereunder shall be deemed to have been given on (i) the day of hand delivery, (ii) the third Business Day after the day it is deposited in the U.S. Mail, if sent as aforesaid, or (iii) the day after it is delivered to a recognized overnight courier service with instructions for next day delivery.

Section 12.15                                 Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of which shall be deemed to be an original and all taken together shall constitute but one and the same instrument. Client agrees that a facsimile or electronic transmission of any signature of Client shall be effective as an original signature thereof. WFB agrees that a facsimile or electronic transmission of this Agreement executed by WFB shall be effective as an original signature thereof.

Section 12.16                                 Headings. The headings set forth herein are for convenience only and shall not be deemed to define, limit or describe the scope or intent of this Agreement.

Section 12.17                                 Retention of Records. WFB shall have no obligation to maintain electronic records or retain any documents, schedules, invoices, agings or other records delivered to WFB by Client in connection with this Agreement or any other document or agreement described in or related to this Agreement beyond the time periods set forth for retention of records in WFB’s internal policies.

Section 12.18                                 Arbitration.

(a) ARBITRATION. THE PARTIES HERETO AGREE, UPON DEMAND BY ANY PARTY, WHETHER MADE BEFORE THE INSTITUTION OF A JUDICIAL PROCEEDING OR NOT MORE THAN 60 DAYS AFTER SERVICE OF A COMPLAINT, THIRD PARTY COMPLAINT, CROSS-CLAIM, COUNTERCLAIM OR ANY ANSWER THERETO OR ANY AMENDMENT TO ANY OF THE ABOVE TO SUBMIT TO BINDING ARBITRATION ALL CLAIMS, DISPUTES AND CONTROVERSIES BETWEEN OR AMONG THEM (AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, AND OTHER AGENTS), WHETHER IN TORT, CONTRACT OR OTHERWISE ARISING OUT OF OR RELATING TO IN ANY WAY (I) ANY CREDIT SUBJECT HERETO, OR ANY OF THE OTHER AGREEMENTS, AND THEIR NEGOTIATION, EXECUTION, COLLATERALIZATION, ADMINISTRATION, REPAYMENT, MODIFICATION, EXTENSION, SUBSTITUTION, FORMATION, INDUCEMENT, ENFORCEMENT, DEFAULT OR TERMINATION; OR (II) REQUESTS FOR ADDITIONAL CREDIT; PROVIDED HOWEVER THAT THE PARTIES AGREE THAT, NOTWITHSTANDING THE FOREGOING, EACH PARTY RETAINS THE RIGHT TO PURSUE IN SMALL CLAIMS COURT ANY DISPUTE WITHIN THAT COURT’S JURISDICTION. IN THE EVENT OF A COURT ORDERED ARBITRATION, THE PARTY REQUESTING ARBITRATION SHALL BE RESPONSIBLE FOR TIMELY FILING THE DEMAND FOR ARBITRATION AND PAYING THE APPROPRIATE FILING FEE WITHIN THE 30 DAYS OF THE ABATEMENT ORDER OR THE TIME SPECIFIED BY THE COURT. FAILURE TO TIMELY FILE THE DEMAND FOR ARBITRATION AS ORDERED BY THE COURT WILL RESULT IN THAT PARTY’S RIGHT TO DEMAND ARBITRATION BEING AUTOMATICALLY TERMINATED.

(b) GOVERNING RULES. ANY ARBITRATION PROCEEDING WILL (I) PROCEED IN A LOCATION IN THE APPLICABLE STATE (AS DEFINED HEREIN) SELECTED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”); (II) BE GOVERNED BY THE FEDERAL ARBITRATION ACT (TITLE 9 OF THE UNITED STATES CODE), NOTWITHSTANDING ANY CONFLICTING CHOICE OF LAW PROVISION IN ANY OF THE DOCUMENTS BETWEEN THE PARTIES; AND (III) BE CONDUCTED BY THE AAA, OR SUCH OTHER ADMINISTRATOR AS THE PARTIES SHALL MUTUALLY AGREE UPON, IN ACCORDANCE WITH THE AAA’S COMMERCIAL DISPUTE RESOLUTION PROCEDURES, UNLESS THE CLAIM OR COUNTERCLAIM IS AT LEAST $1,000,000.00 EXCLUSIVE OF CLAIMED INTEREST, ARBITRATION FEES AND COSTS IN WHICH CASE THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE AAA’S OPTIONAL PROCEDURES FOR LARGE, COMPLEX COMMERCIAL DISPUTES (THE COMMERCIAL DISPUTE RESOLUTION PROCEDURES OR THE OPTIONAL PROCEDURES FOR LARGE, COMPLEX COMMERCIAL DISPUTES TO BE REFERRED TO HEREIN, AS APPLICABLE, AS THE “RULES”). IF THERE IS ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE RULES, THE TERMS AND PROCEDURES SET FORTH HEREIN SHALL CONTROL. ANY PARTY WHO FAILS OR REFUSES TO SUBMIT TO ARBITRATION FOLLOWING A DEMAND BY ANY OTHER PARTY SHALL BEAR ALL COSTS AND EXPENSES INCURRED BY SUCH OTHER PARTY IN COMPELLING ARBITRATION OF ANY DISPUTE.

(c) NO WAIVER OF PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. THE ARBITRATION REQUIREMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING TO (I) FORECLOSE AGAINST REAL OR PERSONAL PROPERTY COLLATERAL; (II) EXERCISE SELF-HELP REMEDIES RELATING TO COLLATERAL OR PROCEEDS OF COLLATERAL SUCH AS SETOFF OR REPOSSESSION; OR (III) OBTAIN PROVISIONAL OR ANCILLARY REMEDIES SUCH AS REPLEVIN, WRIT OF POSSESSION, INJUNCTIVE RELIEF, ATTACHMENT, GARNISHMENT OR THE APPOINTMENT OF A RECEIVER. THIS EXCLUSION DOES NOT CONSTITUTE A WAIVER OF THE RIGHT OR OBLIGATION OF ANY PARTY TO SUBMIT ANY DISPUTE TO ARBITRATION OR REFERENCE HEREUNDER, INCLUDING THOSE ARISING FROM THE EXERCISE OF THE ACTIONS DETAILED IN SECTIONS (I), (II) AND (III) OF THIS PARAGRAPH.

(d) ARBITRATOR QUALIFICATIONS AND POWERS. ANY ARBITRATION PROCEEDING IN WHICH THE AMOUNT IN CONTROVERSY IS $5,000,000.00 OR LESS WILL BE DECIDED BY A SINGLE ARBITRATOR SELECTED ACCORDING TO THE RULES, AND WHO SHALL NOT RENDER AN AWARD OF GREATER THAN $5,000,000.00. ANY DISPUTE IN WHICH THE AMOUNT IN CONTROVERSY EXCEEDS $5,000,000.00 SHALL BE DECIDED BY MAJORITY VOTE OF A PANEL OF THREE ARBITRATORS; PROVIDED HOWEVER, THAT ALL THREE ARBITRATORS MUST ACTIVELY PARTICIPATE IN ALL HEARINGS AND DELIBERATIONS, EXCEPT THAT A SINGLE ARBITRATOR MAY DECIDE PRE-HEARING DISCOVERY DISPUTES. THE ARBITRATOR(S) WILL BE A NEUTRAL ATTORNEY LICENSED IN THE APPLICABLE STATE (AS DEFINED HEREIN) OR A NEUTRAL RETIRED JUDGE OF THE STATE OR FEDERAL JUDICIARY OF THE APPLICABLE STATE (AS DEFINED HEREIN), IN EITHER CASE WITH A MINIMUM OF TEN YEARS EXPERIENCE IN THE SUBSTANTIVE LAW APPLICABLE TO THE SUBJECT MATTER OF THE DISPUTE TO BE ARBITRATED. THE ARBITRATOR(S) WILL DETERMINE WHETHER OR NOT AN ISSUE IS ARBITRATABLE AND WILL GIVE EFFECT TO THE STATUTES OF LIMITATION OR REPOSE IN DETERMINING ANY CLAIM. IN ANY ARBITRATION PROCEEDING THE ARBITRATOR(S) WILL DECIDE (BY DOCUMENTS ONLY OR WITH A HEARING AT THE ARBITRATOR'S DISCRETION) ANY PRE-HEARING MOTIONS WHICH ARE SIMILAR TO MOTIONS TO DISMISS FOR FAILURE TO STATE A CLAIM OR MOTIONS FOR SUMMARY ADJUDICATION. THE ARBITRATOR(S) SHALL RESOLVE ALL DISPUTES IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF THE APPLICABLE STATE (AS DEFINED HEREIN) AND MAY GRANT ANY REMEDY OR RELIEF THAT A COURT OF SUCH STATE COULD ORDER OR GRANT WITHIN THE SCOPE HEREOF AND SUCH ANCILLARY RELIEF AS IS NECESSARY TO MAKE EFFECTIVE ANY AWARD. THE ARBITRATOR(S) SHALL ALSO HAVE THE POWER TO AWARD RECOVERY OF ALL COSTS AND FEES, TO IMPOSE SANCTIONS AND TO TAKE SUCH OTHER ACTION AS THE ARBITRATOR(S) DEEMS NECESSARY TO THE SAME EXTENT A JUDGE COULD PURSUANT TO THE FEDERAL RULES OF CIVIL PROCEDURE, THE APPLICABLE STATE’S (AS DEFINED HEREIN) RULES OF CIVIL PROCEDURE OR OTHER APPLICABLE LAW. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR PURSUIT OF A PROVISIONAL OR ANCILLARY REMEDY SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION IF ANY OTHER PARTY CONTESTS SUCH ACTION FOR JUDICIAL RELIEF.

(e) DISCOVERY. IN ANY ARBITRATION PROCEEDING, DISCOVERY WILL BE PERMITTED IN ACCORDANCE WITH THE RULES. ALL DISCOVERY SHALL BE EXPRESSLY LIMITED TO MATTERS DIRECTLY RELEVANT TO THE DISPUTE BEING ARBITRATED AND MUST BE COMPLETED NO LATER THAN 20 DAYS BEFORE THE HEARING DATE. ANY REQUESTS FOR AN EXTENSION OF THE DISCOVERY PERIODS, OR ANY DISCOVERY DISPUTES, WILL BE SUBJECT TO FINAL DETERMINATION BY THE ARBITRATOR(S) UPON A SHOWING THAT THE REQUEST FOR DISCOVERY IS ESSENTIAL FOR THE PARTY'S PRESENTATION AND THAT NO ALTERNATIVE MEANS FOR OBTAINING INFORMATION IS AVAILABLE.

(f) CLASS PROCEEDINGS AND CONSOLIDATIONS. NO PARTY HERETO SHALL BE ENTITLED TO JOIN OR CONSOLIDATE DISPUTES BY OR AGAINST OTHERS IN ANY ARBITRATION, EXCEPT PARTIES WHO HAVE EXECUTED THIS AGREEMENT OR ANY OTHER CONTRACT, INSTRUMENT OR DOCUMENT RELATED TO THE OBLIGATIONS, OR TO INCLUDE IN ANY ARBITRATION ANY DISPUTE AS A REPRESENTATIVE OR MEMBER OF A CLASS, OR TO ACT IN ANY ARBITRATION IN THE INTEREST OF THE GENERAL PUBLIC OR IN A PRIVATE ATTORNEY GENERAL CAPACITY.

(g) PAYMENT OF ARBITRATION COSTS AND FEES. THE ARBITRATOR(S) SHALL AWARD ALL COSTS AND EXPENSES OF THE ARBITRATION PROCEEDING.

(h) MISCELLANEOUS. TO THE MAXIMUM EXTENT PRACTICABLE, THE AAA, THE ARBITRATOR(S) AND THE PARTIES SHALL TAKE ALL ACTION REQUIRED TO CONCLUDE ANY ARBITRATION PROCEEDING WITHIN 180 DAYS OF THE FILING OF THE DISPUTE WITH THE AAA. NO ARBITRATOR(S) OR OTHER PARTY TO AN ARBITRATION PROCEEDING MAY DISCLOSE THE EXISTENCE, CONTENT OR RESULTS THEREOF, EXCEPT FOR DISCLOSURES OF INFORMATION BY A PARTY REQUIRED IN THE CONNECTION WITH FINANCIAL REPORTING IN THE ORDINARY COURSE OF ITS BUSINESS OR BY APPLICABLE LAW OR REGULATION. IF MORE THAN ONE AGREEMENT FOR ARBITRATION BY OR BETWEEN THE PARTIES POTENTIALLY APPLIES TO A DISPUTE, THE ARBITRATION PROVISION MOST DIRECTLY RELATED TO THE SUBJECT MATTER OF THE DISPUTE SHALL CONTROL. THIS ARBITRATION PROVISION SHALL SURVIVE TERMINATION, AMENDMENT OR EXPIRATION OF ANY OF THIS AGREEMENT, THE OTHER AGREEMENTS OR ANY RELATIONSHIP BETWEEN THE PARTIES.

(i) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT DELIVERED IN CONNECTION HEREWITH, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

Section 12.19                                 Increased Cost and Reduced Return. After the date of this Agreement, if the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by WFB with any request or directive (whether or not having the force of law) of any such Governmental Authority (a) subjects WFB to any charge or withholding on or in connection with this Agreement or any Other Agreement or any Acceptable Account or any Collateral, (b) changes the basis of taxation of payments to WFB in respect of any amounts payable under this Agreement or any Other Agreement (except for changes in the rate of tax on the overall net income before tax of WFB), (c) imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or any credit extended by WFB, (d) has the effect of reducing the rate of return on WFB's capital to a level below that which WFB could have achieved but for such adoption, change or compliance (taking into consideration WFB's policies concerning capital adequacy, (e) WFB is required to post or allocate additional capital or the maintenance or allocation of capital by WFB is otherwise affected by any of the following, to or from that which is maintained by WFB, pursuant to any legal or regulatory requirement, request, direction or guideline, or change in the interpretation or administration thereof (including with respect to reserve, deposit, capital adequacy, capital allocation or similar requirements) made after the date hereof (or, in the case of The Dodd-Frank Wall Street Reform and Consumer Protection Act adopted by the United States Congress on July 21, 2010 or the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority to any of them), any law, regulation, direction or guideline thereof or thereunder or enacted thereby or pursuant to the terms thereof, regardless of the date adopted, enacted or issued), from or by any governmental authority or other similar body; or (f) imposes any other condition, and the result of any of the foregoing is (x) to impose a cost on, or increase the cost to WFB of its purchasing, maintaining or funding any interest acquired under this Agreement or any Other Agreement, (y) to reduce the amount of any sum received or receivable by, or to reduce the rate of return of, WFB under this Agreement or any related transaction document or (z) to require any payment calculated by reference to the amounts received by it hereunder, then, upon demand by WFB, the Client shall pay to WFB (with respect to amounts owed to it) such additional amounts as will compensate WFB for such increased cost or reduction.

Section 12.20                                 USA PATRIOT Act Notice. WFB hereby notifies Client that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies Client, which information includes the name and address of Client and other information that will allow WFB to identify Client in accordance with the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

Section 12.21                                 Marketing Materials. Client hereby irrevocably authorizes WFB to use the name, logo and other insignia of Client in any “tombstone” or comparable advertising, on its website or in other marketing materials.

Section 12.22                                 Amendment and Restatement; Ratification.

12.22.1 Client acknowledges, confirms and agrees that (i) the security interests and liens granted to WFB pursuant to the Existing Account Purchase Agreement and Existing Other Agreements shall remain in full force and effect and shall secure all Obligations hereunder, (ii) such security interests and liens shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such security interests and liens, whether under the Existing Account Purchase Agreements, the Existing Other Agreements or otherwise, (c) the obligations owing by Client hereunder represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Existing Obligations arising in connection with the Existing Account Purchase Agreement and the Existing Other Agreements and (d) the Existing Account Purchase Agreement and the Existing Other Agreements have been duly executed and delivered by Client and are in full force and effect as of the date hereof.

12.22.2 The terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Account Purchase Agreement are, effective as of the Effective Date, amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement; provided that each of Client and WFB acknowledges, confirms and agrees that such amendment and restatement shall not, in any manner, (i) be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Existing Obligations evidenced by or arising under the Existing Account Purchase Agreement or the Existing Other Agreements, all such Existing Obligations deemed obligations of Client under this Agreement or (ii) adversely affect or impair the priority of security interests and liens granted by the Existing Account Purchase Agreement and the Existing Other Agreements.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement on the day and year first above written.

CLIENT: COMMAND CENTER, INC. By: /s/ Frederick J. Sandford Name: Frederick J. Sandford Title: President and CEO
Address: 3609 S. Wadsworth Blvd., Suite 250, Lakewood, CO 80235

STATE/COMMONWEALTH OF COLORADO, COUNTY OF JEFFERSON, TO WIT:

I HEREBY CERTIFY, that on this 11th day of May, 2016, before me, a Notary Public of said State, personally appeared Frederick Sandford, who acknowledged himself to be the CEO of COMMAND CENTER, INC., a Washington corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument and acknowledged that he executed the same for the purposes therein contained as the duly authorized CEO of said company by signing the name of the company by himself as Frederick Sandford.

WITNESS my hand and Notarial Seal.

/s/
Notary Public

My Commission Expires: Dec. 3, 2019
My Notarial Registration No.:

Signature Page to Account Purchase Agreement

ACCEPTED:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Angela Brown
Name: Angela Brown
Title: Vice President

Address:   14241 Dallas Parkway, Suite 900
   Dallas, Texas 75254

Effective Date May 12, 2016.

Signature Page to Account Purchase Agreement

Rider A
To
Account Purchase Agreement
Between
Wells Fargo Bank, National Association
And
Command Center, Inc.

DEFINITIONS

“AAA” shall have the meaning set forth in Section 12.18(b) of this Agreement.

“Acceptable Account” means an Account created by Client in the ordinary course of its business, that arises out of Client’s sale of Goods or rendition of services, that complies with each of the representations and warranties respecting Acceptable Accounts made by Client in this Agreement, is deemed to be acceptable by WFB in its sole discretion, and that is not excluded as unacceptable by virtue of one or more of the excluding criteria set forth below. Without limiting the foregoing, Acceptable Accounts shall not include the following:

(a)           Accounts that the Customer has failed to pay within 90 days of original invoice;

(b)           Accounts with selling terms of more than 30 days;

(c)           Accounts with respect to which the Customer is an affiliate, employee, agent or equity owner of Client;

(d)           Accounts arising in a transaction wherein Goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, or any other terms by reason of which the payment by the Customer may be conditional or contingent;

(e)           Accounts that are not payable in U.S. Dollars;

(f)           Accounts with respect to which the Customer either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation or other instrumentality thereof;

(g)           Accounts with respect to which the Customer is a creditor of Client, has or has asserted a right of setoff or contra account, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff or contra account, or dispute;

(h)           Accounts owing by a single Customer or group of affiliated Customers whose total obligations owing to Client exceed the credit limit established by WFB for such Customer;

(i)           Accounts with respect to which the Customer is subject to an Insolvency Proceeding, is not solvent, has gone out of business, or as to which Client has knowledge or has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Customer;

Account Purchase Agreement

Rider A

(j)           Accounts, the collection of which, WFB, in its sole discretion, believes to be doubtful by reason of the Customer’s financial condition;

(k)           Accounts that are not subject to a valid and perfected first priority Lien in favor of WFB or that are subject to any Lien other than in favor of WFB;

(l)           Accounts with respect to which the obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Accounts have not been delivered (or performed, as applicable) or requiring any additional performance subsequent to the date of sale and assignment to WFB and accepted by the Customer or Person obligated on such Account, including progress billings, bill and hold sales, guaranteed sales, sale or return transactions, sales on approval or consignments;

(m)           Accounts with respect to which the Customer is a Sanctioned Person or Sanctioned Entity;

(n)           that portion of Accounts which represent finance charges, service charges, sales taxes or excise taxes;

(o)           Accounts which have been restructured, extended, amended or otherwise modified without the prior written consent of WFB;

(p)           Accounts which have not been invoiced;

(q)           Accounts for which Client has not indicated on the invoice evidencing such Account that the Account has been assigned to and is payable only to WFB at such address or location as set forth in Section 6.2, if such notation is required by WFB in accordance with this Agreement;

(r)           Accounts or that portion of Accounts otherwise deemed ineligible by WFB in its sole discretion; or

(s)           Those Accounts or portion of Accounts that are not for services rendered by the Client, including Accounts for the sale of software, etc.;

Any Accounts which are not Acceptable Accounts shall nonetheless constitute Collateral.

“Accountants” means certified public accountants selected by Client and acceptable to WFB in its sole discretion.

“Adjusted Liquidity” means, as of any date of determination, an amount equal to (a) unrestricted cash of Client, plus (b) the face amount of all Accounts of Client net of reserves for bad debt, minus (c) the Obligations, minus (d) all accrued and unpaid payroll and payroll tax liability of Client.

“Agreement” means this Account Purchase Agreement, together with all schedules, riders and exhibits annexed hereto, as amended, restated, renewed, replaced, substituted, supplemented or otherwise modified from time to time.

“Ancillary Documents” means, with respect to any Account submitted by Client to WFB for sale, such documents as may be required and in form and content satisfactory to WFB in its sole discretion, including, without limitation:

Rider A
2

(a)           an assignment and schedule listing the Account, together with other Accounts then being purchased by WFB from Client, signed by an authorized representative of Client or uploaded to WFB electronically in form and manner acceptable to WFB and electronically signed by an authorized representative of Client;

(b)           a copy of each contract for the sale of services or goods between Client and each Customer, and all amendments, supplements and modifications thereto;

(c)           an original invoice or an electronic equivalent thereof;

(d)           a copy of the bill of lading, if applicable;

(e)           proof of delivery of the Goods or completion of the services covered by such Account;

(f)           the purchase order, or purchase order number, as applicable, corresponding to such Account;

(g)           the Notice of Assignment of Accounts, if required by WFB in its sole discretion; and

(h)           any other documentation WFB may require in its sole discretion.

“Applicable State” means the State of Texas.

 “Bank Product Obligations” shall have the meaning set forth in the Bank Products Supplement to Account Purchase Agreement dated the date hereof by and between WFB and Client, as amended and modified from time to time.

“Bank Product Provider” shall have the meaning set forth in the Bank Products Supplement to Account Purchase Agreement dated the date hereof by and between WFB and Client, as amended and modified from time to time.

“Business Day” means any day other than a Saturday, Sunday or other day on which WFB is required by law to close.

“Change of Control” means that (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 25%, or more, of the stock of Command Center having the right to vote for the election of members of the Board of Directors of Command Center, or (b) Command Center fails to own and control, directly or indirectly, 100% of the stock or equity interest of each other corporate Obligor.

“Client” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Client Ledger Account” means, collectively, one or more ledger accounts maintained by WFB in the name of Client.

“Client Ledger Account Deficit” means, as of any given date, the excess of the aggregate amount of all debits and charges to the Client Ledger Account over the aggregate amount of all credits to the Client Ledger Account as of such date.

Rider A
3

“Collateral” means all properties, assets and rights of Client, wherever located, whether now owned or hereafter acquired or arising, and all Proceeds and products thereof, including: all of Client’s Accounts (including, without limitation, all Acceptable Accounts), Chattel Paper (including Electronic Chattel Paper), Commercial Tort Claims, Deposit Accounts, Documents, General Intangibles, Goods (including Inventory (including all merchandise and other Goods, and all additions, substitutions and replacements thereof, together with all Goods and materials used or usable in manufacturing, processing, packaging or shipping such Inventory) and Equipment), Instruments, Investment Property, Letter-of-Credit Rights, Returned Goods, and Supporting Obligations; all reserves, matured funds, credit balances and other property of Client in WFB’s possession; all rights of stoppage in transit, replevin, repossession, reclamation and all other rights and remedies of an unpaid vendor; all of Client’s Records; and all insurance policies and Proceeds and rights relating thereto.

“Commercial Dispute” means any dispute or claim in any respect, regardless of merit, (including, without limitation, any alleged dispute as to price, invoice terms, quantity, quality or late delivery and claims of release from liability, counterclaim or any alleged claim of deduction, offset, or counterclaim or otherwise) arising out of or in connection with an Acceptable Account or any other transaction related thereto.

“Contract Rate” means the Contract Rate set forth on Schedule 1 annexed hereto.

“Contract Year” shall mean the period commencing on the Effective Date through and including April 7, 2017, and each successive twelve (12) month period thereafter during the Term.

“Customer” shall mean a Person that purchases goods or services from Client.

“Daily One Month LIBOR” shall mean, for any date of determination, the rate per annum for United States dollar deposits with a maturity of one (1) month as reported on Reuters LIBOR01 Screen (or any successor page) at approximately 11:00 am London time on such date of determination or, if such day is not a London business day, then on the immediately preceding London business day. If such rate is not so reported, such rate shall be as determined by WFB from another recognized source or interbank quotation. When interest or any fee hereunder is determined in relation to Daily One Month LIBOR, each change in such interest rate or fee shall become effective each Business Day that WFB determines that Daily One Month LIBOR has changed.

“Default” means, an event, condition or occurrence which, with the giving of notice or lapse of time, or both could or would constitute an Event of Default.

“Default Rate” means the Default Rate set forth on Schedule 1 annexed hereto.

“Deficit Rate” means the Deficit Rate set forth on Schedule 1 annexed hereto.

“Effective Date” means the date on which WFB executes this Agreement as set forth below WFB’s signature block on the signature page of this Agreement.

“Event of Default” shall have the meaning set forth in Section 10.1 of this Agreement.

“Existing Account Purchase Agreement” means the Account Purchase Agreement, dated February 19, 2010, by and between Client and WFB, as amended, refinanced, supplemented, or otherwise modified from time to time.

Rider A
4

“Existing Obligations” shall mean all indebtedness, obligations and liabilities of Client to WFB under or pursuant to the Existing Account Purchase Agreement and the Existing Other Agreements.

“Existing Other Documents” means, collectively, all agreements, documents and/or instruments at any time executed or delivered in connection with the Existing Account Purchase Agreements, including, without limitation, all inventory supplements, letter of credit supplements, other supplements and schedules thereto, in each instance, as amended, refinanced, supplemented, or otherwise modified from time to time.

 “Facility Fee” means the Facility Fee set forth on Schedule 1 annexed hereto.

“Field Examination Fees” means the Field Examination Fees set forth on Schedule 1 annexed hetero.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

 “Indemnified Person” means each of WFB and its affiliates, and their respective shareholders, directors, officers, employees, attorneys and agents.

“Initial Term” means the Initial Term set forth on Schedule 1 annexed hereto.

“Insolvency Proceeding” means any proceeding under Title 11 of the United States Code or under the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada) or any other federal, state or provincial proceeding instituted by or against a Person seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or any proceeding seeking the entry of an order for relief by the appointment of a receiver, trustee, custodian or similar official for its or a substantial part of its property.

“LC Supplement” means that certain Letter of Credit and Security Agreement, dated on or about the date hereof, by and between Client and WFB, as amended, restated, renewed, replaced, substituted, supplemented or otherwise modified.

“LC Sublimit” shall have the meaning ascribed to such term on Schedule 1 annexed hereto.

 “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Material Adverse Change” means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Client, (b) a material impairment of Client’s ability to perform its obligations under this Agreement or the Other Agreements to which it is a party or of WFB’s ability to enforce the Obligations or realize upon the Collateral, (c) a material impairment of the enforceability or priority of WFB’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Client or (d) any claim against Client or threat of litigation which if determined adversely to Client, would result in the occurrence of an event described in clauses (a), (b) or (c) above.

Rider A
5

“Maximum Facility Amount” means the Maximum Facility Amount set forth on Schedule 1 annexed hereto.

“Maximum Rate” means the maximum rate of interest under applicable law that WFB may charge Client: For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code; provided, however, that to the extent permitted by applicable law, WFB reserves the right to change, from time to time by further notice and disclosure to Client by WFB, the ceiling on which the Maximum Rate is based under the Texas Finance Code; and, provided further, that the Maximum Rate for purposes of this Agreement shall not be limited to the applicable weekly rate under the Texas Finance Code if federal laws or other state laws now or hereafter in effect and applicable to this Agreement (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

“Maximum Terms Date” means the Maximum Terms Date set forth on Schedule 1 annexed hereto.

“Notation Fee” means the Notation Fee set forth on Schedule 1 annexed hereto.

“Notice of Assignment of Accounts” means a Notice of Assignment of Accounts executed and delivered by Client to WFB in form and substance satisfactory to WFB in its sole discretion.

“Obligations” means all charges, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness of every nature at any time owing by Client to WFB or WFB’s affiliates, whether evidenced by or arising under this Agreement, any Other Agreement or any note or other instrument or document, whether arising by law or otherwise, whether arising from an extension of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect (including all indebtedness owing by Client for Goods and services purchased by Client from any entity whose Accounts are factored or financed by WFB, and all debts, liabilities and obligations acquired as a result of any purchase of, assignment of, participation in or other acquisition of Client’s debts, liabilities or obligations owing to other entities), absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, now existing or hereafter arising (whether before or after the filing of any petition in bankruptcy by or against Client or the commencement of any other insolvency proceedings with respect to Client) including all interest, charges, expenses, fees, attorney’s fees, consultant’s fees, expert witness fees, Field Examination Fees, loan fees, termination fees, minimum interest charges, Bank Product Obligations, Repurchase Obligations and any other sums chargeable to Client or incurred by WFB under or in connection with this Agreement, the Other Agreements or the transactions contemplated hereby or thereby.

“Obligor” means, individually and collectively, Client and all Payment Guarantors. Obligors do not include any Person that is solely a Validity Guarantor.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Agreements” means collectively, this Agreement, and all schedules, exhibits and/or riders attached hereto, any Ancillary Document and any supplement, agreement, guaranty, security agreement, notes, subordination agreement or other such instruments now or hereafter executed by Client or any other Obligor for the benefit of WFB in connection with this Agreement, all as amended, restated, renewed, replaced, substituted, supplemented or otherwise modified.

Rider A
6

“Payment Guarantor” means any Person that now or hereafter executes a Payment Guaranty in favor of WFB including, without limitation, the Person or Persons set forth on the Schedule 1 annexed hereto. The term Guarantor shall not include any Person who executes a Validity Guaranty unless such Person also executes a Payment Guaranty.

“Payment Guaranty” means each guaranty of payment of the Obligations executed by a Payment Guarantor for the benefit of WFB, as amended, restated, renewed, replaced, substituted, supplemented or otherwise modified. The term Payment Guaranty shall not include a Validity Guaranty.

“Person” means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority or any other organization or entity.

“Purchase Price” means for any Acceptable Account purchased under this Agreement the gross face amount of such Acceptable Account, less any amount of any returns, trade discounts (which may be calculated on the shortest or longest terms, at WFB’s option), credits or allowances, reductions or adjustments taken by or granted to the Customer, and any other charges with respect to such Acceptable Account multiplied by the Purchase Price Rate.

“Purchase Price Rate” means the Purchase Price Rate set forth on Schedule 1 annexed hereto. The Purchase Price Rate may be adjusted at any time and from time to time by WFB in WFB’s sole discretion.

“Renewal Term” means the Renewal Term set forth on Schedule 1 annexed hereto.

“Repurchase Obligations” shall mean the obligation of Client to repurchase Accounts from WFB in accordance with the terms hereof, the amount of which obligation, as of any date of determination, is equal to the Repurchase Price, calculated as of such date of determination, of all Accounts for which a Settlement Date has not then occurred.

“Repurchase Price” means for any Acceptable Account purchased hereunder, an amount equal to (a) the Purchase Price paid by WFB with respect to such Acceptable Account, minus, (b) the lesser of (i) such Purchase Price and (ii) any amounts collected by WFB and retained from the Customer with respect to such Acceptable Account, and plus (c) all interest, fees, costs or expenses associated with the repurchase or collection of such Account.

“Reserves” means any amount, as determined by WFB in its sole discretion from time to time, as WFB deems necessary as security for the payment and performance of the Obligations, including, without limitation, an amount equal to the face amount of the letters of credit issued from time to time under the LC Supplement.

 “Rules” shall have the meaning set forth in Section 12.18(b) of this Agreement.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

Rider A
7

“Settlement Date” shall mean for each Account, the number of Settlement Days after the Business Day on which payment of such Acceptable Account is posted to the Client Ledger Account by WFB.

“Settlement Days” means the Settlement Days set forth on Schedule 1 annexed hereto.

 “Term” means, collectively, the Initial Term and any Renewal Term.

“Termination Fee” means the Termination Fee set forth on Schedule 1 annexed hereto.

“UCC” means, unless otherwise provided with this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the Applicable State, or in any other jurisdiction, as applicable.

“Validity Guarantor” means any Person that now or hereafter executes a Validity Guaranty in favor of WFB including, without limitation, the Person or Persons set forth on the Schedule 1 annexed hereto.

“Validity Guaranty” means each guaranty of (and limited to) the validity of, and certain representations and warranties related to, the Accounts executed by a Validity Guarantor for the benefit of WFB, as amended, restated, renewed, replaced, substituted, supplemented or otherwise modified.

“WFB” has the meaning set forth in the introductory paragraph of this Agreement.

Rider A
8

Rider B
To
Account Purchase Agreement
Between
Wells Fargo Bank, National Association
And
Command Center, Inc.

REPRESENTATIONS AND WARRANTIES

Client hereby represents and warrants to WFB that at all times during the Term:

1.           Organization. Client is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.           Qualification to do Business. Client is duly qualified to do business and is in good standing in each jurisdiction where its ownership of property or the conduct of its business requires such qualification.

3.           Compliance with Laws. Client operates its business in material compliance with all applicable local, state and federal laws.

4.           Power and Authority. Client has all power and authority under the laws of Client’s jurisdiction of organization and its articles of organization to conduct Client’s business and to enter into, execute and deliver this Agreement and the Other Agreements and to perform its Obligations hereunder and thereunder, and has taken all necessary action to authorize the execution and delivery of this Agreement and the Other Agreements and the performance of its Obligations hereunder and thereunder.

5.           Solvency. Client is solvent, is able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage and the fair saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities.

6.           Collateral. Client has good title to the Collateral, free and clear of any Liens, except in favor of WFB, or as may be subject to an intercreditor agreement with WFB or to which WFB has consented in writing, in either case in form and content acceptable to WFB.

7.           Accounts. Each Acceptable Account purchased by WFB hereunder (a) evidences an absolute, bona fide sale and delivery of goods or rendition of services in Client’s ordinary course of business and such goods or services have been accepted by the Customer obligated thereon; (b) is genuine, valid and enforceable against the Customer obligated thereon in the full amount set forth on the invoice evidencing such Account, without offset, defense, counterclaim, deduction, recoupment or contra account; (c) is not subject to Commercial Dispute (real or alleged); (d) is owing by a Customer located in the United States and is payable in United States dollars; (e) is owing by a Customer that is not an affiliate of Client; (f) does not represent goods delivered upon “bill and hold”, “consignment”, “guaranteed sale”, “sale or return”, “payment on reorder” or similar terms; (g) is legally saleable and assignable by Client to WFB; (h) the invoice evidencing such Account, all Ancillary Documents and all other documents delivered to WFB in connection therewith are genuine and valid and are not mistaken, misleading, fraudulent, incorrect, incomplete or erroneous in any respect; (i) if arising from the sale of Inventory, such Inventory is owned by Client and is not subject to any consignment arrangement, encumbrance, security interest or Lien other than in favor of WFB; (j) shall not be altered or in any way modified without the prior written consent of WFB; and (k) has been issued in the name of Client or a trade style of Client specifically listed in the Ancillary Agreements Supplement, dated of even date herewith, by Client in favor of WFB.

Account Purchase Agreement

Rider B

8.           Information Generally. All information submitted by Client to WFB, including in any Certification of Officers executed by Client in favor of WFB, is true, correct and complete.

9.           Financial Information. All financial information delivered by Client to WFB from time to time regarding Client’s financial condition accurately reflects such financial condition as of the date of such information, and there has been no Material Adverse Change in Client’s financial condition since the date of the financial statements most recently delivered by Client to WFB.

10.           Litigation. There are no actions or proceedings pending or, to Client’s knowledge, threatened against or affecting Client, in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

Rider B
2

Schedule 1
to
Account Purchase Agreement
Between
Wells Fargo Bank, National Association
and
Command Center, Inc.

SELECTED ECONOMIC AND OTHER TERMS

Settlement Days:	0 days
Maximum Facility Amount:	$14,000,000
LC Sublimit	$7,000,000
Purchase Price Rate:	90%
Contract Rate:	For each month, an interest rate per annum which is equal to Daily One Month LIBOR in effect from time to time plus 2.50%.
Deficit Rate:	18% per annum.
Default Rate:	An interest rate per annum which is equal to the then applicable Contract Rate plus 50% of such Contract Rate.
Field Examination Fees:	$900 per person per day, plus out-of-pocket costs.
Initial Term:	The period commencing on the Effective Date through and including April 7, 2018
Renewal Term:	24 months, commencing on the first day after the last day of the Initial Term or the immediately preceding Renewal Term, as applicable.
Payment Guarantors:	None
Validity Guarantors:	Frederick J. Sandford (validity)Ronald L. Junck (validity)Jeff Wilson (validity)
Maximum Terms Date:	With respect to an Acceptable Account, the ninetieth (90th) day after the invoice date of such Account.
Insurance:
Client shall maintain insurance in such amounts and with such carriers as is acceptable to WFB, it being acknowledged and agreed that such insurance carriers and such insurance amounts maintained by Client as of the date hereof are acceptable to WFB as of the date hereof.

Account Purchase Agreement

Schedule 1

FEES

Client shall pay to WFB each of the fees described below on the dates provided below. Each fee shall be fully earned on the Effective Date, may be charged by WFB to the Client Ledger Account when due and shall not be subject to refund, rebate or proration for any reason whatsoever. Client acknowledges, confirms and agrees that, upon prior written notice to Client, WFB may, in WFB’s sole discretion, reasonably exercised, increase any fee set forth herein if WFB’s cost of funds increases for any reason. Such change shall be effective upon the actual change in WFB’s cost of funds.

1.           Facility Fee. On the Effective Date, and on each annual anniversary of the Effective Date, Client shall pay WFB a facility fee in an amount equal to 0.50% of the Threshold Amount (each, a “Facility Fee”). For purposes hereof, the term “Threshold Amount” shall mean $10,000,000 provided that, if at any time the Adjusted Balance exceeds the then applicable Threshold Amount, such then applicable Threshold Amount shall be automatically increased, in minimum increments of $1,000,000, until the Threshold Amount is not less than such Adjusted Balance (the date of each such increase, an “Increase Date”). The Threshold Amount, once increased in accordance with the foregoing, shall not be decreased except with the written consent of WFB. In addition, upon each increase of the Threshold Amount in accordance with the foregoing, Client shall pay to WFB, on the Increase Date therefor, an additional fee equal to 0.50% of the amount of such increase (each, an “Increase Fee”). For purposes hereof, the term “Adjusted Balance” means, as of any date of determination, the sum of (a) the aggregate Purchase Price of Acceptable Accounts for which a Settlement Date has not occurred minus (b) the balance in the Client Ledger Account. Each such Facility Fee and Increase Fee shall be fully earned as of the Effective Date, anniversary of the Effective Date or Increase Date, as the case may be. Any unpaid portion of any Facility Fee or Increase Fee arising prior to the termination of this Agreement shall be accelerated and be immediately payable upon termination of this Agreement.

2.           Notation Fee. In the event any invoice (or the electronic equivalent of an invoice) is sent or transmitted to any Customer without the notation required pursuant to Section 6.2, Client shall pay to WFB a Notation Fee in an amount equal to two and one-half percent (2.5%) of the face amount of such invoice, which Notation Fee shall be immediately due and payable as of the date that the applicable invoice was sent or transmitted to the Customer.

Schedule 1
2

Schedule 2
to
Account Purchase Agreement
Between
Wells Fargo Bank, National Association
and
Command Center, Inc.

REPORTING REQUIREMENTS

Client shall timely deliver the following financial documentation to WFB:

(a) Within 15 days after the end of each month, Client’s accounts payable aging;

(b) Within 15 days after the end of each month, Client’s accounts receivable aging;

(c) Within 30 days after the end of each month, Client’s internally prepared financial statements for such month, together with evidence, satisfactory to WFB, of the payment and compliance by Client with all federal, state and local tax obligations;

(d) On a quarterly basis, promptly upon the filing thereof with the Securities and Exchange Commission (and in any event with 45 days after the end of each quarter), Client’s internally prepared financial statements for such quarter;

(e) Within 90 days after the end of each fiscal year, Client’s annual financial statements for such year, audited by the Accountants;

(f) Promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which a Client may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934;

(g) Promptly, and in any event within five (5) Business Days after receipt thereof by any Client, copies of each notice or other correspondence received from the Securities and Exchange Commission (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of Command Center or any subsidiary thereof;

(h) On or before 30 days prior to the first day of each of Client’s fiscal years, Client’s financial projections for such fiscal year; and

(i) Promptly, upon WFB’s request from time to time, such other financial information as WFB may request.

In addition, Client shall cause each Payment Guarantor who is a natural Person and who directly or indirectly holds 25% or more of the equity interests in Client (or such other percentage as WFB may establish from time to time in its discretion), and each Validity Guarantor who is a natural Person and who directly or indirectly holds 25% or more of the equity interests in Client (or such other percentage as WFB may establish from time to time in its discretion), to deliver to WFB, within 90 days after the end of each year, updated certified personal financial statements for such natural Person.

Account Purchase Agreement

Schedule 2